UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200

Warrenville, IL 60555

(Address of Principal Executive Offices)

(978) 914-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 6, 2016, Sports Field Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Greater than 50% of the shares of common stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth in the table below.

	Number of Votes
	Votes For	Votes Against/ Withheld	Abstentions	Broker Non-Votes
To approve the Reverse Stock Split (defined below)	8,552,215	56,827	150,000	-
To approve the Sports Field Incentive Plan (defined below)	8,191,835	464,047	100,000	-

On the basis of the above votes, (i) an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock in a range of not less than 1-for-5 and not more than 1-for-25, with the exact ratio to be determined by the Board in its discretion (the “Reverse Stock Split”), was adopted; and (ii) the Sports Field Holdings 2016 Incentive Stock Option Plan (the “Sports Field Incentive Plan”) was adopted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: December 7, 2016	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

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